Exhibit 4.1

Xtreme One Entertainment, Inc.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of the “Acceptance Date”, as described in the signature page below, by and between Xtreme One Entertainment, Inc., a Delaware corporation (the "Company"), and the Undersigned, _________________________________ (hereafter, the "Undersigned").

The Company is offering to certain subscribers such as the Undersigned, Shares for the purchase price of________ ($______) per share. Each such Share representing one (1) share of restricted common stock (each a “Share” and collectively, the“Shares”), wherefore, the Undersigned and the Company hereby agree as follows:

1.                   Subscription. The Undersigned hereby subscribes to purchase _________________________ (_______) Shares (the “Subscribed Shares”). The Undersigned hereby subscribes to invest _____________________________________________ Dollars ($__________________) (the "Invested Amount") in exchange for the Subscribed Shares. The Invested Amount shall be payable in full upon Subscription. The Undersigned acknowledges that this Agreement is subject to acceptance, in full or in part, by the Company. If this Agreement is rejected, any subscription proceeds received shall be promptly returned to the Undersigned without interest or deduction.

2.                   Warranties of Company. The Company hereby represents and warrants that:

(a)     The issuance of the Shares to the Undersigned upon the terms and conditions set forth herein has been authorized by all requisite corporate action; and

(b)    The Company is a corporation validly formed and existing in good standing as of the date hereof in the State of Delaware.

3.                   Investor Representations and Understandings. The Undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(a)     The Undersigned has received a copy of the Company’s Form 1/A filing as filed on www.sec.gov and declared effective ______________. 20___ (the “Offering Circular”), and has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the Undersigned requested. All questions of the Undersigned have been satisfactorily answered prior to making this investment.

(b)    The Undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Undersigned’s investment, and to make an informed decision relating thereto; or the Undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Undersigned’s investment, and to make an informed decision relating thereto.

(c)     The Undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The Undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The Undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations. The Undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

(d)    The Undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Undersigned’s representations and warranties, and those of the other purchasers of Shares.

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(e)     The Undersigned understands that the Shares are being offered pursuant to Tier 2 offering pursuant to Regulation A of the Securities Act of 1933 and has confirmed that the Company has filed appropriated notice filings in the jurisdiction of the Undersigned’s residence.

(f)      The amount of this investment by the Undersigned does not exceed 10% of the greater of the Undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the Undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(g)    The Undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The Undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(h)    All contacts and contracts between the Undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the Undersigned is a resident of such state.

(i)      The Undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the Undersigned or relied upon by the Undersigned by the Company, its representatives or assigns, or any other person or entity.

(j)      The Undersigned agrees not to transfer or assign this subscription or any interest therein.

(k)    The Undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the Undersigned is not entitled to withdraw, terminate or revoke this subscription.

(l)      If the Undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Undersigned.

(m)   The Undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

(n)    Issuer-Directed Offering; No Underwriter. The Undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

(o)    Foreign Investors. If the Undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Undersigned’s jurisdiction.

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(p)    Valuation. The Undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the Undersigned’s investment will bear a lower valuation.

(q)    Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

(r)      Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of Delaware and the laws of the United States. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.

(s)     Acknowledgement of Risks Factors. The Undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular with specific reference to the section titled Risk Factors therein. The Undersigned acknowledges that this investment entails significant risks.

IN WITNESS WHEREOF, the Undersigned or its duly authorized representative has executed this Agreement on the date set forth on the attached signature pages.

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Signature Page to Subscription Agreement with

XTREME ONE ENTERTAINMENT, INC.

SIGNATURE OF INDIVIDUAL INVESTOR

Date	Name (please print)

Social Security Number	Signature

Address

SIGNATURES OF JOINT INVESTORS

Date	Name (please print)

Social Security Number	Signature

Address

Date	Name (please print)

Social Security Number	Signature

Address

Invested Amount: $___________________________

Wiring Instructions: Remit to: XTREME ONE ENTERTAINMENT, INC.

Account #	___________________
Routing #	___________________
Institution:	___________________

Subscriber hereby directs that the Shares be held as follows (check one):

____ Individual Ownership

____ Joint Tenants with right of Survivorship

____ Tenants in Common

____ Other (specify): ________________________________

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is hereby accepted by XTREME ONE ENTERTAINMENT, INC., as of __________________________, 20__ (the "Acceptance Date").

By:______________________________________
Its:______________________________________

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Signature Page to Subscription Agreement with

XTREME ONE ENTERTAINMENT, INC.

SIGNATURE OF ENTITY INVESTOR

Date	Entity Name

Title of Authorized Representative	Name of Authorized Representative

Tax ID Number	Signature

Address

Invested Amount: $___________________________

Wiring Instructions: Remit to: XTREME ONE ENTERTAINMENT, INC.

Account #	___________________
Routing #	___________________
Institution:	___________________

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is hereby accepted by XTREME ONE ENTERTAINMENT, INC., as of __________________________, 20__ (the "Acceptance Date").

By:______________________________________
Its:______________________________________

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